EXHIBIT 99.1
Spirit Airlines Reports Second Quarter 2023 Results

MIRAMAR, Fla., August 3, 2023 - Spirit Airlines, Inc. ("Spirit" or the "Company") (NYSE: SAVE) today reported second quarter 2023 financial results.

	Second Quarter 2023
	(unaudited)
	As Reported	Adjusted[1]
Total operating revenues	$1,432.5 million	$1,432.5 million
Operating income (loss)	$20.2 Million	$47.0 Million
Operating margin	1.4%	3.3%
Net income (loss)	$(2.3) million	$32.3 million
Diluted earnings (loss) per share	$(0.02)	$0.29

“Unit revenue for the second quarter 2023 was strong and well above pre-Covid historical averages,” said Ted Christie, Spirit's President and Chief Executive Officer. “However, demand for the peak summer travel period has been softer than expected, resulting in lower fare levels on the routes we serve. This summer we are comparing to a period of exceptionally strong domestic and near-field international demand in 2022, while at the same time seeing demand shift away from these regions towards long-haul international. Difficult weather and challenging Air Traffic Control initiatives are also creating a significant headwind to unit revenue."

"These trends continued throughout July and we are assuming they will continue into the fall. However, once the international summer travel season ends and kids go back to school, we anticipate that demand will shift back towards domestic. This should mean a more normal pricing and demand environment for the peak holiday travel periods in the fourth quarter."

Second Quarter 2023 Financial Results
For the second quarter 2023, Spirit reported a net loss of $2.3 million, or a net loss of $0.02 per diluted share. Excluding special items, adjusted net income for the second quarter 2023 was $32.3 million1, or an adjusted net income of $0.29 per diluted share1.

For the second quarter 2023, Spirit reported a pre-tax income of $15.0 million and a pre-tax margin of 1.0 percent. Adjusted pre-tax income for the second quarter was $41.7 million1 and adjusted pre-tax margin was 2.9 percent1.

Operations
For the second quarter 2023, the Company's load factor was 82.9 percent. The Company experienced numerous adverse weather events across its network during the second quarter leading to a DOT on-time performance2 of 64.4 percent and a DOT Completion Factor2 of 97.5 percent. Excluding these weather-related and other uncontrollable events, the Company's controllable completion factor for the second quarter 2023 was 99.7 percent5.

Revenue
Total operating revenues for the second quarter 2023 were $1.4 billion, an increase of 4.8 percent compared to the second quarter 2022. Total revenue per ASM ("TRASM") was 10.30 cents, a decrease of 10.7 percent compared to second quarter 2022 on 17.4 percent more capacity.

On a per passenger flight segment basis, compared to the same period in 2022, total revenue per passenger flight segment ("segment") for the second quarter 2023 decreased 8.9 percent to $128.03. Compared to the second quarter 2022, fare revenue per segment decreased 20.1 percent to $57.86 and non-ticket revenue per segment increased 2.9 percent to $70.173.

Cost Performance
Total GAAP operating expenses for the second quarter 2023 were about flat compared to the second quarter 2022, increasing 0.02 percent to $1,412.3 million. Adjusted operating expenses for the second quarter 2023 were also about flat compared to the second quarter 2022, increasing 0.2 percent to $1,385.5 million4. Lower fuel expense year over year, primarily driven by lower average fuel prices, offset increases driven by increased flight volume, additional aircraft, inflationary wage pressures and other items.

Aircraft utilization in the second quarter 2023 was 11.3 hours, up 5.6 percent compared to the 10.7 hours in the same period of 2022.

"Despite achieving record quarterly revenue in the second quarter 2023, productivity headwinds, primarily related to pilot constraints and NEO engine availability issues, resulted in a disappointing operating margin. With these issues as well as an acute reduction in the domestic and Latin America demand outlook, we estimate our third quarter operating margin will range between negative 5.5 percent and negative 7.5 percent," said Scott Haralson, Spirit’s Chief Financial Officer.

"On a positive note, pilot attrition levels have been improving such that, assuming they stay where they are, or improve further, our growth is no longer constrained by pilots. If we weren’t burdened with the NEO engine availability issues, we could achieve full fleet utilization and more normalized margin and CASM ex-fuel production by year-end."

“Additionally, last week we reached an amendment with Airbus on our fleet order that reduces 2024 deliveries and spreads the remaining deliveries over 2025 to 2029, giving us a consistent level of deliveries for the remainder of the decade. We also upgauged all of our A319neo orders to A321neos. I’ll share more details on our earnings call today but we are very pleased with the changes and appreciate Airbus partnering with us to provide a stable and predictable order book through the end of the decade with an aircraft mix we view as beneficial to driving efficiencies throughout our business.”
Fleet
Spirit took delivery of five new A320neo aircraft and one A321neo aircraft during the second quarter 2023 and retired three A319ceo aircraft. The Company ended the quarter with 198 aircraft in its fleet, an increase of 10.0 percent since the end of second quarter 2022.

Liquidity and Capital Deployment
Spirit ended second quarter 2023 with unrestricted cash and cash equivalents, short-term investment securities and liquidity available under the Company's revolving credit facility of $1.5 billion.

Total capital expenditures for the six months ended June 30, 2023, were $146.1 million, primarily related to net outflows of aircraft pre-delivery deposits, expenditures related to the building of Spirit's new headquarters campus in Dania Beach, Florida and spare parts, including spare engines.

Interest expense in the second quarter 2023 included a favorable mark to market adjustment of $14.2 million related to the change in fair value of the derivative liability associated the Company's Convertible Notes Due 2026.

Second Quarter 2023 Highlights

•Recognized for safety with the FAA's "Aviation Maintenance Technician Diamond Award of Excellence" for the fifth consecutive year
•Named Most Affordable Airline and No. 2 of 11 overall by WalletHub in its 2023 Best Airline Awards
•Ratified an amended collective bargaining agreement with its flight attendants represented by the Association of Flight Attendants
•Inaugurated the first Airbus A321neo into Spirit’s young, fuel-efficient fleet with plans to accept seven more in 2023
•Announced that four new partners joined the Spirit Wings Pilot Pathway program: Lewis University in Romeoville, Illinois; International Aero Academy in Lakeland, Florida; US Aviation Academy in Denton, Texas; and Thrust Flight in Addison, Texas. The Spirit Wings Pilot Pathway program provides graduates with a fast track to a rewarding career as a Spirit First Officer
•Initiated service to Charleston, South Carolina and San Jose, California, in addition to nearly 20 new routes connecting our existing stations

Merger Agreement with JetBlue
On October 19, 2022, Spirit stockholders voted to approve the Agreement and Plan of Merger (the "Merger Agreement"), among Spirit, JetBlue Airways Corporation ("JetBlue") and Sundown Acquisition Corp., a direct, wholly owned subsidiary of JetBlue, which was entered into on July 28, 2022. The completion of the transaction is subject to customary closing conditions, including receipt of required regulatory approvals. Spirit and JetBlue expect to conclude the regulatory process and close the transaction no later than the first half of 2024. On March 7, 2023, the U.S. Justice Department filed suit to block the merger. The trial date for the lawsuit has been set for October 16, 2023.

Conference Call/Webcast Detail
Spirit will conduct a conference call to discuss these results tomorrow, August 3, 2023, at 10:00 a.m. Eastern US Time. A live audio webcast of the conference call will be available to the public on a listen-only basis at https://ir.spirit.com. An archive of the webcast will be available under "Events & Presentations" for 60 days.

About Spirit Airlines
Spirit Airlines (NYSE: SAVE) is committed to delivering the best value in the sky. We are the leader in providing customizable travel options starting with an unbundled fare. This allows our Guests to pay only for the options they choose — like bags, seat assignments, refreshments and Wi-Fi — something we call À La Smarte®. Our Fit Fleet® is one of the youngest and most fuel-efficient in the United States. We serve destinations throughout the U.S., Latin America and the Caribbean, making it possible for our Guests to venture further and discover more than ever before. We are committed to inspiring positive change in the communities where we live and work through the Spirit Charitable Foundation. Come save with us at spirit.com.

Forward Looking Guidance
The forward-looking guidance items provided in this release are based on the Company's current estimates and are not a guarantee of future performance. There could be significant risks and uncertainties that could cause actual results to differ materially, including the risk factors discussed in the Company's reports on file with the Securities and Exchange Commission. Spirit undertakes no duty to update any forward-looking statements or estimates.

Investors are encouraged to read this press release in conjunction with the company's Investor Update which provides additional information about the company's forward-looking estimates for certain financial metrics and is included along with this press release in the Current Report on Form 8-K furnished to the U.S. Securities and Exchange Commission. The Investor Update is also available at https://ir.spirit.com. Management will also discuss certain business outlook items during the quarterly earnings conference call.

Investors are also encouraged to read the Company's periodic and current reports filed with or furnished to the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, for additional information regarding the Company.

End Notes
(1) See "Reconciliation of Adjusted Net Income (Loss), Adjusted Pre-Tax Income (Loss) and Adjusted Operating Income (Loss) to GAAP Net Income (Loss)" table below for more details.
(2) Results are based on preliminary data compared to major and regional U.S. airlines.
(3) See "Calculation of Total Non-Ticket Revenue per Passenger Flight Segment" table below for more details.
(4) See "Reconciliation of Adjusted Operating Expenses to GAAP Operating Expenses" table below for more details.
(5) Controllable completion factor excludes the following events, which are outside of the Company's control, from the calculation of completion factor: weather, air traffic and uncontrolled airport/runway closures, which may include acts of nature, disabled aircraft incidents on the runway, political/civil unrest and disturbances preventing normal operations within airline control, among others, and any city/state closures as declared by local authorities and asserted by our Security department.

Cautionary Statement Regarding Forward Looking Statements
Forward-Looking Statements in this release and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Forward-looking statements include, without limitation, guidance for 2023 and statements regarding the Company's intentions and expectations regarding revenues, cash burn, capacity and passenger demand, additional financing, capital spending, operating costs and expenses, pre-tax income, pre-tax margin, taxes, hiring, aircraft deliveries and stakeholders, vendors and government support. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors include, among others, results of operations and financial condition, the competitive environment in our industry, our ability to keep costs low and the impact of worldwide economic conditions, including the impact of economic cycles or downturns on customer travel behavior, the consummation of the merger with JetBlue and other factors, as described in the Company’s filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as supplemented in the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023 and June 30, 2023. Furthermore, such forward-looking statements speak only as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. Additional information concerning certain factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

SPIRIT AIRLINES, INC.
Condensed Consolidated Statement of Operations
(unaudited, in thousands, except per-share amounts)

	Three Months Ended			Six Months Ended
	June 30,		Percent	June 30,		Percent
	2023	2022	Change	2023	2022	Change
Operating revenues:
Passenger	$1,410,061	$1,347,871	4.6	$2,737,534	$2,297,615	19.1
Other	22,411	18,772	19.4	44,712	36,343	23.0
Total operating revenues	1,432,472	1,366,643	4.8	2,782,246	2,333,958	19.2

Operating expenses:
Aircraft fuel	391,032	558,633	(30.0)	878,743	927,218	(5.2)
Salaries, wages and benefits	407,705	308,634	32.1	796,890	614,524	29.7
Landing fees and other rents	106,487	92,021	15.7	203,832	174,957	16.5
Depreciation and amortization	80,542	76,469	5.3	158,533	152,660	3.8
Aircraft rent	92,101	68,632	34.2	177,368	134,676	31.7
Maintenance, materials and repairs	56,825	45,407	25.1	111,239	90,922	22.3
Distribution	50,701	48,724	4.1	98,718	84,075	17.4
Special charges	19,972	18,004	10.9	33,955	33,567	1.2
Loss on disposal of assets	802	10,636	(92.5)	7,902	22,188	(64.4)
Other operating (1)	206,094	184,813	11.5	407,250	355,969	14.4
Total operating expenses	1,412,261	1,411,973	—	2,874,430	2,590,756	10.9

Operating income (loss)	20,211	(45,330)	NM	(92,184)	(256,798)	(64.1)

Other (income) expense:
Interest expense	28,880	30,124	(4.1)	80,673	68,004	18.6
Capitalized interest	(8,445)	(5,677)	48.8	(16,093)	(10,939)	47.1
Interest income	(15,962)	(2,561)	NM	(31,396)	(3,028)	NM
Other (income) expense	766	296	158.8	1,308	713	83.5
Total other (income) expense	5,239	22,182	(76.4)	34,492	54,750	(37.0)

Income (loss) before income taxes	14,972	(67,512)	NM	(126,676)	(311,548)	(59.3)
Provision (benefit) for income taxes	17,321	(15,106)	(214.7)	(20,416)	(64,439)	(68.3)

Net income (loss)	$(2,349)	$(52,406)	NM	$(106,260)	$(247,109)	(57.0)
Basic earnings (loss) per share	$(0.02)	$(0.48)	NM	$(0.97)	$(2.27)	(57.2)
Diluted earnings (loss) per share	$(0.02)	$(0.48)	NM	$(0.97)	$(2.27)	(57.2)

Weighted-average shares, basic	109,161	108,697	0.4	109,136	108,639	0.5
Weighted-average shares, diluted	109,161	108,697	0.4	109,136	108,639	0.5
(1) Includes an estimated litigation settlement of $6.0 million. See "Special Items" table below for more information.
NM: "Not Meaningful"

SPIRIT AIRLINES, INC.
Selected Operating Statistics
(unaudited)

	Three Months Ended June 30,			Change
Operating Statistics	2023	2022
Available seat miles (ASMs) (thousands)	13,908,113	11,846,547		17.4%
Revenue passenger miles (RPMs) (thousands)	11,532,450	10,192,686		13.1%
Load factor (%)	82.9	86.0	(3.1)	pts
Passenger flight segments (thousands)	11,189	9,719		15.1%
Departures	74,787	63,148		18.4%
Total operating revenue per ASM (TRASM) (cents)	10.30	11.54		(10.7)%
Average yield (cents)	12.42	13.41		(7.4)%
Fare revenue per passenger flight segment ($)	57.86	72.41		(20.1)%
Non-ticket revenue per passenger flight segment ($)	70.17	68.20		2.9%
Total revenue per passenger flight segment ($)	128.03	140.61		(8.9)%
CASM (cents)	10.15	11.92		(14.8)%
Adjusted CASM (cents) (1)	9.96	11.68		(14.7)%
Adjusted CASM ex-fuel (cents) (1)(2)	7.15	6.96		2.7%
Fuel gallons consumed (thousands)	149,513	129,972		15.0%
Average fuel cost per gallon ($)	2.62	4.30		(39.1)%
Aircraft at end of period	198	180		10.0%
Average daily aircraft utilization (hours)	11.3	10.7		5.6%
Average stage length (miles)	1,010	1,022		(1.2)%

	Six Months Ended June 30,			Change
Operating Statistics	2023	2022
Available seat miles (ASMs) (thousands)	27,117,249	23,565,443		15.1%
Revenue passenger miles (RPMs) (thousands)	22,207,330	19,242,720		15.4%
Load factor (%)	81.9	81.7	0.2	pts
Passenger flight segments (thousands)	21,787	18,224		19.6%
Departures	147,536	124,106		18.9%
Total operating revenue per ASM (TRASM) (cents)	10.26	9.90		3.6%
Average yield (cents)	12.53	12.13		3.3%
Fare revenue per passenger flight segment ($)	57.66	61.58		(6.4)%
Non-ticket revenue per passenger flight segment ($)	70.04	66.49		5.3%
Total revenue per passenger flight segment ($)	127.70	128.07		(0.3)%
CASM (cents)	10.60	10.99		(3.5)%
Adjusted CASM (cents) (1)	10.42	10.76		(3.2)%
Adjusted CASM ex-fuel (cents) (1)(2)	7.18	6.82		5.3%
Fuel gallons consumed (thousands)	291,855	254,888		14.5%
Average fuel cost per gallon ($)	3.01	3.64		(17.3)%
Average daily aircraft utilization (hours)	11.3	10.7		5.6%
Average stage length (miles)	999	1,034		(3.4)%

(1)Excludes operating special items.
(2)Excludes fuel expense and operating special items.

Non-GAAP Financial Measures

The Company evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America (“GAAP”) and non-GAAP financial measures, including Adjusted operating expenses, Adjusted operating income (loss), Adjusted operating margin, Adjusted pre-tax income (loss),
Adjusted pre-tax margin, Adjusted net income (loss), Adjusted provision (benefit) for income taxes, Adjusted diluted earnings (loss) per share, Adjusted CASM and Adjusted CASM ex-fuel. These non-GAAP financial measures are provided as supplemental information to the financial information presented in this press release that is calculated and presented in accordance with GAAP and these non-GAAP financial measures are presented because management believes that they supplement or enhance management’s, analysts’ and investors’ overall understanding of the Company’s underlying financial performance and trends and facilitate comparisons among current, past and future periods.

Because the non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered superior to and are not intended to be considered in isolation or as a substitute for the related GAAP financial measures presented in the press release and may not be the same as or comparable to similarly titled measures presented by other companies due to possible differences in the method of calculation and in the items being adjusted. We encourage investors to review our financial statements and other filings with the Securities and Exchange Commission in their entirety and not to rely on any single financial measure.

The information below provides an explanation of certain adjustments reflected in the non-GAAP financial measures and shows a reconciliation of non-GAAP financial measures reported in this press release (other than forward-looking non-GAAP financial measures) to the most directly comparable GAAP financial measures. Within the financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Per unit amounts presented are calculated from the underlying amounts.

The Company believes that adjusting for a litigation loss contingency (recorded within other operating expenses within the Company's Condensed Consolidated Statement of Operations), loss on disposal of assets and special charges is useful to investors because these items are not indicative of the Company’s ongoing performance and the adjustments are similar to those made by our peers and allow for enhanced comparability to other airlines.

Operating expenses per available seat mile (“CASM”) is a common metric used in the airline industry to measure an airline’s cost structure and efficiency. We exclude aircraft fuel and related taxes and special items from operating expenses to determine Adjusted CASM ex-fuel. We also believe that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence and increases comparability with other airlines that also provide a similar metric.

Calculation of Total Non-Ticket Revenue per Passenger Flight Segment
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per-segment data)	2023	2022	2023	2022
Operating revenues
Fare	$647,344	$703,778	$1,256,205	$1,122,196
Non-fare	762,717	644,093	1,481,329	1,175,419
Total passenger revenues	1,410,061	1,347,871	2,737,534	2,297,615
Other revenues	22,411	18,772	44,712	36,343
Total operating revenues	$1,432,472	$1,366,643	$2,782,246	$2,333,958

Non-ticket revenues (1)	$785,128	$662,865	$1,526,041	$1,211,762

Passenger segments	11,189	9,719	21,787	18,224

Non-ticket revenue per passenger flight segment ($)	$70.17	$68.20	$70.04	$66.49

(1)Non-ticket revenues equal the sum of non-fare passenger revenues and other revenues.

Special Items
(unaudited) (1)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands)	2023	2022	2023		2022
Operating special items include the following:
Litigation loss contingency (2)	$6,000	$—	$6,000		$—
Loss on disposal of assets (3)	802	10,636	7,902		22,188
Operating special charges (4)	19,972	18,004	33,955	0	33,567
Total special items (1)	$26,774	$28,640	$47,857		$55,755

(1)Refer to the section "Non-GAAP Financial Measures" for additional information.
(2)2023 includes a $6 million litigation loss contingency (recorded within other operating expenses within the Company's Condensed Consolidated Statement of Operations), which is the Company's best estimate of the probable loss related to a tentative settlement reached in mediation for a maximum amount of $8.3 million. The total amount paid will depend on a number of factors, including participation of class members and any conditions on the settlement approved by the Court.
(3)2023 includes amounts related to the loss on five aircraft sale leaseback transactions and the write-off of obsolete assets and other adjustments, partially offset by net gains related to the sale of seven A319 airframes and eleven A319 engines. 2022 includes amounts related to the loss on seven aircraft sale leaseback transactions and the impairment of one spare engine.
(4)2023 includes legal, advisory, retention award program and other fees related to the Merger Agreement. 2022 includes amounts related to legal, advisory, retention award program and other fees related to the former merger agreement with Frontier Group Holdings.

Reconciliation of Adjusted Operating Expenses to GAAP Operating Expenses
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except CASM data in cents)	2023	2022	2023	2022
Total operating expenses, as reported	$1,412,261	$1,411,973	$2,874,430	$2,590,756
Less: Operating special items expense (credit)	26,774	28,640	47,857	55,755
Adj. Operating expenses, non-GAAP (1)	1,385,487	1,383,333	2,826,573	2,535,001
Less: Aircraft fuel expense	391,032	558,633	878,743	927,218
Adj. Operating expenses excluding fuel, non-GAAP (2)	$994,455	$824,700	$1,947,830	$1,607,783

Available seat miles	13,908,113	11,846,547	27,117,249	23,565,443

CASM (cents)	10.15	11.92	10.60	10.99
Adj. CASM (cents) (1)	9.96	11.68	10.42	10.76
Adj. CASM ex-fuel (cents) (2)	7.15	6.96	7.18	6.82
(1)Excludes operating special items. Refer to the section "Non-GAAP Financial Measures" for additional information.
(2)Excludes operating special items and aircraft fuel expense. Refer to the section "Non-GAAP Financial Measures" for additional information.

Reconciliation of Adjusted Provision (Benefit) for Income Taxes to GAAP Provision (Benefit) for Net Income (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands)	2023	2022	2023	2022
Provision (benefit) for income taxes, as reported	$17,321	$(15,106)	$(20,416)	$(64,439)
Less: Net Income (loss) tax impact of special items	7,886	(8,422)	(2,603)	(14,291)
Adj. Provision (benefit) for income taxes, net, non-GAAP (1)	$9,435	$(6,684)	$(17,813)	$(50,148)

(1)For 2023, the Company determined the Adjusted Provision (benefit) for Income Taxes using its statutory tax rate. For 2022, the Company used its estimated annual effective tax rate, adjusted for special items.

Reconciliation of Adjusted Net Income (Loss), Adjusted Pre-Tax Income (Loss) and Adjusted Operating Income
(Loss) to GAAP Net Income (Loss)(unaudited) (1)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per-share data)	2023	2022	2023	2022
Net income (loss), as reported	$(2,349)	$(52,406)	$(106,260)	$(247,109)
Add: Provision (benefit) for income taxes	17,321	(15,106)	(20,416)	(64,439)
Income (loss) before income taxes, as reported	14,972	(67,512)	(126,676)	(311,548)
Pre-tax margin	1.0%	(4.9)%	(4.6)%	(13.3)%
Add: Special items expense (credit) (2)	26,774	28,640	47,857	55,755
Adj. Income (loss) before income taxes, non-GAAP (3)	41,746	(38,872)	(78,819)	(255,793)
Adj. Pre-tax margin, non-GAAP (3)	2.9%	(2.8)%	(2.8)%	(11.0)%
Add: Total other (income) expense	5,239	22,182	34,492	54,750
Adj. Operating income (loss), non-GAAP (3)	46,985	(16,690)	(44,327)	(201,043)
Adj. Operating margin, non-GAAP (3)	3.3%	(1.2)%	(1.6)%	(8.6)%

Adj. Provision (benefit) for income taxes (4)	9,435	(6,684)	(17,813)	(50,148)
Adj. Net income (loss), non-GAAP (3)	$32,311	$(32,188)	$(61,006)	$(205,645)

Weighted-average shares, diluted (5)	111,711	108,697	109,136	108,639

Adj. Net income (loss) per share, diluted (3)	$0.29	$(0.30)	$(0.56)	$(1.89)

Total operating revenues	$1,432,472	$1,366,643	$2,782,246	$2,333,958

(1)Refer to the section "Non-GAAP Financial Measures" for additional information.
(2)See "Special Items" table above for more details.
(3)Excludes operating special items. Refer to the section "Non-GAAP Financial Measures" for additional information.
(4)See "Reconciliation of Adjusted Provision (benefit) for Income Taxes to GAAP Provision (benefit) for Net Income" table above for more details.
(5)Second quarter 2023 includes the estimated dilutive impact from the outstanding Convertible Notes Due 2025 and the estimated dilutive impact, if any, from outstanding equity awards and warrants.

Reconciliation of Adjusted Net Income (Loss) per Share to GAAP Net Income (Loss) per Share (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(per share)	2023	2022	2023	2022
Net income (loss) per share, diluted, as reported	$(0.02)	$(0.48)	$(0.97)	$(2.27)
Add: Impact of special items	0.25	0.26	0.44	0.51
Add: Tax impact of special items (2)	0.07	(0.08)	(0.02)	(0.13)
Adj. Net income (loss) per share, diluted, non-GAAP (1) (3)	$0.29	$(0.30)	$(0.56)	$(1.89)

(1)Refer to the section "Non-GAAP Financial Measures" for additional information.
(2) Reflects the difference between the Company's GAAP Provision (benefit) for Income Taxes and Adjusted Provision (benefit) for Income Taxes as presented in the Reconciliation of Adjusted Net income to GAAP Net Income, on a per share basis.
(3) Within the table presented, certain columns may not add due to the use of rounded numbers.